Exhibit 5.1

                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              main 410.580.3000 fax 410.580.3001




                                 October 1, 2003



LEXINGTON CORPORATE PROPERTIES TRUST
355 Lexington Avenue
New York, New York  10017

Ladies and Gentlemen:

        We have acted as special Maryland counsel to Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (the "Trust"), in connection with a Registration Statement on Form S-3 of the Trust to be filed on or about October 1, 2003 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for offering by the Trust from time to time of up to $400,000,000 aggregate offering price of: (i) common shares of beneficial interest, par value $0.0001 per share (the "Common Shares"); (ii) preferred shares of beneficial interest, par value $0.0001 per share (the "Preferred Shares"), including the Preferred Shares that are convertible into the Common Shares; and (iii) debt securities (the "Debt Securities"), including Debt Securities that are convertible into the Common Shares and the Preferred Shares. The Debt Securities, the Common Shares, and the Preferred Shares are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

        In our  capacity  as special  Maryland  counsel  to the  Trust,  we have
reviewed  originals  or  copies,   certified  or  otherwise  identified  to  our
satisfaction, of the following documents:

               (a) The Declaration of Trust of the Trust (the "Declaration of Trust"), as amended, supplemented, and corrected to date, certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

               (b) The By-Laws of the Trust (the "By-Laws"), as amended and restated and in effect on the date hereof.

               (c)  The Registration Statement.

               (d) The resolutions of the Board of Trustees of the Trust, relating to the authorization of the Registration Statement.

               (e) A good standing certificate for the Trust, dated a recent date, issued by the MSDAT.


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                                                                 October 1, 2003
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               (f) An Officer's  Certificate of the Trust, dated the date hereof
        (the "Certificate"), as to certain factual matters.

               (g) Such other documents as we have deemed material to the opinion set forth below.

        In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with original documents of documents submitted to us as certified or photostatic copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Trust (and for purposes of the documents referred to below to be executed by parties other than the Trust), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to all questions of fact material to this opinion that have not been independently established, we have relied upon the Certificate and have not independently verified the matters stated therein.

        We further assume that:

               (a) The issuance, sale, amount, and terms of the Securities to be offered from time to time by the Trust will be authorized and determined by proper action of the Board of Trustees (or where permitted, a committee of the Board of Trustees) of the Trust (each, a "Board Action") in accordance with the Declaration of Trust, the By-Laws, and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Trust and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Trust.

               (b) Any Debt Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the Prospectus Supplement and will comply with the Declaration of Trust, the By-Laws, and applicable law.

               (c) To the extent that the obligations of the Trust under any Debt Securities or related Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture as Trustee (the "Trustee") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such Indenture will have been duly


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                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                 October 1, 2003
                                                                          Page 3


        authorized, executed, and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture.

               (d) Appropriate debentures, notes, and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, the Declaration of Trust, the By-Laws, and applicable law.

               (e) Prior to the issuance of any of the Preferred Shares or the Common Shares, there will exist, under the Declaration of Trust, the requisite number of authorized but unissued Preferred Shares (and securities of any class into which any of the Preferred Shares may be convertible) or unissued Common Shares, as the case may be, and that all actions necessary to the creation of any such Preferred Shares (and securities of any class into which any of the Preferred Shares may be convertible) or such Common Shares, whether by amendment of the Declaration of Trust or by classification or reclassification of existing capital shares and the filing of Articles Supplementary, will have been taken.

               (f) For the Preferred Shares or the Common Shares represented by certificates, appropriate certificates representing the Preferred Shares or the Common Shares will be executed and delivered upon issuance and sale of any such Preferred Shares or such Common Shares, as the case may be, and will comply with the Declaration of Trust, the By-Laws, and applicable law. For the Preferred Shares or the Common Shares not represented by certificates, appropriate written statements will be prepared and delivered upon issuance and sale of any such Preferred Shares or such Common Shares, as the case may be, and will comply with the Declaration of Trust, the By-Laws, and applicable law.

               (g) The underwriting or other agreements for offerings of the Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements"), if any, will be valid and legally binding contracts that conform to the description thereof set forth in the applicable Prospectus Supplement.

        Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, and having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that:


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                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                 October 1, 2003
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               (1) When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Declaration of Trust, the By-Laws, and applicable law, and, upon execution, issuance, and delivery of the Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, the Debt Securities will constitute valid and legally binding obligations of the Trust.

               (2) Upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates (in the case of certificated shares) or written statements (in the case of uncertificated shares) for such Common Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for the Common Shares pursuant to the conversion of one or more series of Debt Securities or the Preferred Shares convertible into the Common Shares, the Common Shares represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid, and non-assessable.

               (3) When a series of the Preferred Shares (and securities of any class into which any of the Preferred Shares may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Declaration of Trust, the By-Laws, and applicable law, and, upon issuance and delivery of certificates (in the case of certificated shares) or written statements (in the case of uncertificated shares) for shares of such series of the Preferred Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for the Preferred Shares pursuant to the conversion of one or more series of the Debt Securities convertible into the Preferred Shares, the Preferred Shares represented by such certificates (or the subject of such written statements) will be duly authorized, validly issued, fully paid, and non-assessable.

        In addition to the qualifications set forth above, this opinion is subject to the following further assumptions, qualifications, and limitations:

               (A) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the States of Maryland.


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                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                 October 1, 2003
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               (B) This  opinion  concerns  only the  effect  (exclusive  of the principles of conflict of laws) of the laws of the States of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change or take effect after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

               (C) The validity and binding nature of obligations of the Trust are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

               (D) We assume that the issuance of securities of any class into which any of the Debt Securities may be convertible, the Preferred Shares (and securities of any class into which any of the Preferred Shares may be convertible), or the Common Shares, as the case may be, will not cause any person to violate any of the Ownership Limit provisions of the Declaration of Trust.

               (E) This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect.

               (F) We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

               (G) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        We hereby  consent to the filing of this opinion with the  Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. We further consent to the reliance on this opinion by Paul, Hastings Janofsky & Walker LLP in rendering their opinion to the Trust in connection with the filing of the Registration Statement.

                                Very truly yours,